Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement No. 333-97415 on Form S-8 of National Beverage Corp. of our report dated July 15, 2010 related to our audit of the consolidated financial statements and internal control over financial reporting which appears in this annual report on Form 10-K of National Beverage Corp. for the year ended May 1, 2010.
/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
July 15, 2010